SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2005
VISEON, INC.

(Exact name of registrant as specified in its Charter )

Nevada	0-27106	41-1767211

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8445 Freeport Parkway, Suite 245, Irving, Texas	75063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 906-6300
(Former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.
     Please see Item 3.02 of this Form 8-K, Unregistered Sales of Equity Securities, which is incorporated by reference into this Item 1.01.
Item 3.02. Unregistered Sales of Equity Securities.
     On August 22, 2005, the registrant, Viseon, Inc., a Nevada corporation (“Viseon”), completed the private placement of an aggregate 376 shares of its Series B Convertible Preferred Stock, $0.01 par value (“Series B Preferred”), and five year common stock purchase warrants (“Series B Warrants”) exercisable for an aggregate 9,400,000 shares of Viseon’s Common Stock, $0.01 par value (“Common Stock”). The sale of the preferred stock units was made pursuant to a series of Securities Purchase Agreements that were entered into by Viseon and certain accredited investors on or about August 22, 2005. Viseon issued 376 units in the offering at a purchase price equal to $25,000 per unit, resulting in gross proceeds to Viseon of $9,400,000, less offering expenses of approximately $800,000. The private placement proceeds will be used by Viseon for general corporate purposes.
     Each preferred stock unit consists of one share of the Series B Preferred and one Series B Warrant that is exercisable for 25,000 shares of Common Stock at an initial exercise price equal to $1.15 per share, subject to certain adjustments. Each share of Series B Preferred is convertible into twenty-five thousand shares of Common Stock, subject to certain adjustments. In connection with the offering, Viseon issued its placement agent a warrant to purchase 282,000 shares of Common Stock at an exercise price of $1.15 per share and paid it a placement fee equal to $658,000, plus the reimbursement of certain expenses. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the representations and warranties made by the purchasers in the purchase agreements.
     In connection with the issuance of the Series B Preferred and the Series B Warrants, Viseon and each purchaser entered into a Registration Rights Agreement, in which Viseon agreed to file with the Securities and Exchange Commission, no later than September 30, 2005, a registration statement under the Securities Act registering the resale of the Common Stock to be issued upon conversion of the Series B Preferred, as payment of dividends on the Series B Preferred, or upon the exercise of the Series B Warrants. Viseon agreed to cause the registration statement to be declared effective under the Securities Act within 120 days of the closing of the private placement. Viseon further agreed to keep the registration statement effective until the earlier of (i) the sale pursuant to a registration statement of all of the Common Stock receivable as dividends or upon conversion or exercise of all of the Series B Preferred and the Series B Warrants, or (ii) August 21, 2012.
Item 3.03. Material Modification to Rights of Security Holders
     Please see Item 5.03 of this Form 8-K, Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year, which is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with the sale of the Series B Preferred, on August 19, 2005, Viseon filed a Certificate of Designation establishing its Series B Convertible Preferred Stock and setting forth the rights, designation, number, powers, preferences, limitations, restrictions, and relative rights and other matters relating to such shares of Series B Preferred.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
4.1	Form of Securities Purchase Agreement dated effective as of August 22, 2005, by and among Viseon, Inc., and certain Purchasers of the Series B Convertible Preferred Stock and Common Stock Warrants.

4.2	Form of Securities Purchase Agreement dated effective as of August 22, 2005, executed by Viseon, Inc. and each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, Inc., as Purchasers.

4.3	Form of Warrant Certificate dated as of August 22, 2005, for the purchase of shares of Common Stock of Viseon, Inc.

4.4	Form of Registration Rights Agreement dated as of August 22, 2005, between Viseon, Inc. and the Purchasers of the Series B Convertible Preferred Stock and Common Stock Warrants.

4.5	Certificate of Designation of the Series B Convertible Preferred Stock of Viseon, Inc.

4.6	Warrant Certificate dated as of August 22, 2005, for the purchase of 282,000 shares of Common Stock, issued by Viseon, Inc. to ThinkEquity Partners L.L.C.

4.7	Form of Warrant Certificate dated as of August 22, 2005, issued to each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, Inc. for the purchase of shares of Common Stock of Viseon, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC.
Date: August 26, 2005	By:	/s/ John C. Harris
John C. Harris,
President and Chief Executive Officer

EXHIBIT INDEX
4.1	Form of Securities Purchase Agreement dated effective as of August 22, 2005, by and among Viseon, Inc., and certain Purchasers of the Series B Convertible Preferred Stock and Common Stock Warrants.

4.2	Form of Securities Purchase Agreement dated August 22, 2005, executed by Viseon, Inc. and each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, LLC, as Purchasers.

4.3	Form of Warrant Certificate dated as of August 22, 2005, for the purchase of shares of Common Stock of Viseon, Inc.

4.4	Form of Registration Rights Agreement dated as of August 22, 2005, between Viseon, Inc. and the Purchasers of the Series B Convertible Preferred Stock and Common Stock Warrants.

4.5	Certificate of Designation of the Series B Convertible Preferred Stock of Viseon, Inc.

4.6	Warrant Certificate dated as of August 22, 2005, for the purchase of 282,000 shares of Common Stock, issued by Viseon, Inc. to ThinkEquity Partners L.L.C.

4.7	Form of Warrant Certificate dated as of August 22, 2005, issued to each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, Inc. for the purchase of shares of Common Stock of Viseon, Inc.